UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2005
Stinger Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	021-73254 (Commission File Number)	30-0296398 (IRS Employer Identification No.)
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607
(Address of principal executive offices, including zip code)
(813) 281-1061
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 23, 2005, Stinger Systems, Inc. (the “Company”) announced that David J. Meador has been named the Company’s Chief Financial Officer and Corporate Secretary, effective December 19, 2005. Mr. Meador has served as the Company’s Corporate Controller since August 2005. Prior to joining the Company, Mr. Meador has worked with several of the Big 4 public accounting firms in addition to various private industry management positions throughout his career. Previously, he worked in a management capacity with PricewaterhouseCoopers LLP from 2003 through 2005 and KPMG LLP from 2000 to 2002. Mr. Meador is a Certified Public Accountant (CPA) and holds a Master’s degree in Business Administration (MBA) as well as a Master of Science in Accounting (MSA).
As of December 19, 2005, Mr. J. Wayne Thomas will serve as the Company’s head of manufacturing and operations and will no longer serve as the Company’s Chief Financial Officer.
On December 23, 2005, the Company issued a press release announcing Mr. Meador’s appointment, a copy of which is filed as Exhibit 99.1.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits
          (c) Exhibits
99.1 Press Release dated December 23, 2005; Stinger Systems Names David J. Meador Chief Financial Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005	Stinger Systems, Inc.
	By:	/s/ Robert F. Gruder
Robert F. Gruder
Chief Executive Officer

EXHIBIT INDEX
Exhibits:

99.1	Press Release dated December 23, 2005; Stinger Systems Names David J. Meador Chief Financial Officer